UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 1, 2020 (October 1, 2020)
Date of Report (date of earliest event reported)

Rimini Street, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RMNI	The Nasdaq Global Market
Public Units, each consisting of one share of Common Stock, $0.0001 par value, and one-half of one Warrant	RMNIU	OTC Pink Current Information Marketplace
Warrants, exercisable for one share of Common Stock, $0.0001 par value	RMNIW	OTC Pink Current Information Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective October 1, 2020, Rimini Street, Inc. (the “Company”) appointed Mr. Michael Perica, age 49, as its Executive Vice President and Chief Financial Officer. In this capacity, Mr. Perica will function as the Company’s principal financial officer. Mr. Stanley Mbugua, the Company’s Group Vice President and Chief Accounting Officer, will continue to function as the Company’s principal accounting officer.

Prior to joining the Company, Mr. Perica served as Vice President Finance and Chief Financial Officer of the $1.2 billion Energy Systems Global business unit at Enersys (NYSE: ENS), a global leader in stored energy solutions. Mr. Perica joined Enersys in December 2018 as the result of Enersys’ acquisition of Alpha Technologies, where he led the sell-side process as Alpha Technologies’ Chief Financial Officer. Prior to his appointment as Chief Financial Officer in August 2015, he served as Alpha Technologies Vice President, International Finance and Operations since November 2013. Prior to his tenure at Alpha Technologies, Perica served as the Chief Financial Officer of Channell Commercial Corporation and spent 12 years as a sell-side analyst on Wall Street where he worked in senior publishing analyst positions at various investment banks. Mr. Perica holds a Bachelor of Business Administration degree in Accounting from Central Michigan University and a Master of Business Administration degree from the University of Southern California, Marshall School of Business.

Cash Compensation; Benefits. Under the terms of an Offer Letter dated August 28, 2020 (the “Offer Letter”), Mr. Perica will receive an annual base salary of $300,000 and a target annual incentive compensation opportunity of $200,000, each of which will be prorated for 2020. He also will also be eligible to participate in the Company’s long-term incentive compensation, retirement and other benefit plans and programs offered to the Company’s other senior executives.

Initial Long-Term Incentive Awards. The Offer Letter provides that Mr. Perica will receive, effective October 1, 2020, (i) a stock option award for 50,000 shares of common stock vesting in equal annual installments over a three-year vesting period following the grant date and (ii) an award of restricted stock units (“RSUs”) in respect of 100,000 shares of the Company’s common stock vesting in equal annual installments over a three-year vesting period following the grant date, in each case provided that Mr. Perica remains employed by the Company through the applicable vesting date. The per share exercise price of the stock options is $3.22, which was the closing sales price of a share of the Company’s common stock on October 1, 2020. Each of the equity awards was approved by the Compensation Committee of the Company’s Board of Directors and is subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan and form RSU and stock option award agreements.

Mr. Perica was not appointed as an executive officer pursuant to any arrangement or understanding with any other person. Mr. Perica does not have any family relationships with any executive officer or director of the Company and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

ITEM 7.01	REGULATION FD DISCLOSURE
On October 1, 2020,the Company issued a press release titled “Rimini Street Appoints Michael L. Perica as CFO.” A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless we specifically state that the information is to be considered “filed” under the Exchange Act or specifically incorporate it by reference in any filing under the Securities Act or the Exchange Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits.

Exhibit No.	Exhibit Title

10.1†	Offer Letter to Michael Perica dated August 28, 2020
99.1	Press Release dated October 1, 2020 titled “Rimini Street Appoints Michael L. Perica as CFO” (Furnished Only)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
__________________________________________________
† Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: October 1, 2020	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: Chief Executive Officer

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